Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of August 1, 2008, by and among Aeolus Pharmaceuticals, Inc., a Delaware corporation with its headquarters located at 23811 Inverness Place, Laguna Niguel, California  92677, as issuer (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A.           The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.           The Company has authorized the issuance of a new series of unsecured senior convertible notes of the Company, in the form attached hereto as Exhibit A (the “Notes”), which Notes shall be convertible into shares (as converted, the “Conversion Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms of the Notes, at an initial conversion price, with respect to the Notes issued on the Initial Closing Date (as defined below) and pursuant to Section 1(b) below, of $0.35 per share, and with respect to the Notes issued in accordance with Section 1(c) below, equal to the TACP (as defined in Exhibit A hereto) per share.

C.           The Company has authorized the issuance of a new series of Warrants to purchase shares of Common Stock, in the form attached hereto as Exhibit B (the “Warrants”), which Warrants shall be exercisable for shares of Common Stock (as exercised, the “Warrant Shares”) in accordance with the terms of the Warrants, at an initial exercise price of $0.50 per share.

D.           Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that principal amount of Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto (the aggregate principal amount of the Notes issued on the Initial Closing Date and pursuant to Section 1(b) below for all Buyers shall be $1,000,000) and (ii) Warrants to acquire up to that number of Warrant Shares set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers attached hereto (the aggregate number of Warrant Shares underlying the Warrants issued on the Initial Closing Date and pursuant to Section 1(b) below for all Buyers shall be 2,000,000), subject to adjustment as provided for in the Warrant.

E.           The Company wishes to offer to Buyers the option to buy, collectively, up to $4,000,000 in aggregate principal amount of additional Notes together with Warrants to acquire up to an aggregate of 8,000,000 additional Warrant Shares, subject to adjustment as provided for in the Warrant, in accordance with the terms and conditions of Section 1(c) below.

F.           The Notes, the Conversion Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.  “Unit” shall refer to (i) a $1,000 in principal amount of Notes and (ii) Warrants, issued concurrently with the issuance of Notes to a Buyer of Notes referred to in clause (i), to purchase up to 2,000 Warrants Shares, subject to adjustment as provided for in the Warrant.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.           PURCHASE AND SALE OF NOTES AND WARRANTS.

(a)           Purchase and Sale of Notes and Warrants on the Initial Closing Date.

(i)           Initial Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(a) below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company, (x) a principal amount of Notes equal to the product of the principal amount of Notes as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers multiplied by 50%, and (y) Warrants to acquire up to that number of Warrant Shares equal to the product of the number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers multiplied by 50% (the “Initial Closing”).

(ii)           Initial Closing.  The date and time of the Initial Closing (the “Initial Closing Date”) shall be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Initial Closing set forth in Sections 6 and 7(a) below at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020.

(iii)           Initial Purchase Price.  The aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer at the Initial Closing (the “Initial Purchase Price”) shall equal the product of the amount set forth opposite each such Buyer’s name in column (3) of the Schedule of Buyers multiplied by 50%.  Each Buyer shall pay $1,000 for each $1,000 of principal amount of Notes and related Warrants to be purchased by such Buyer at the Initial Closing.

(b)           Purchase and Sale of Additional Notes and Warrants on each Subsequent Closing Date.

(i)           Subsequent Notes and Warrants. On the one (1) month anniversary of the Initial Closing Date and on the same day of each month thereafter through and including the four month anniversary of the Initial Closing Date (or if such day is not a Business Day (as defined in Section 4(e)), then on the first Business Day immediately thereafter), subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(b) below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on the Subsequent Closing Date (as defined below), (x) a principal amount of Notes equal to the product of the principal amount of Notes as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers multiplied by 12.5%, and (y) Warrants to acquire up to that number of Warrant Shares equal to the product of the number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers multiplied by 12.5% (each, a “Subsequent Closing”).

(ii)           Subsequent Closings.  The date and time of each Subsequent  Closing (each, a “Subsequent Closing Date”) shall be 10:00 a.m., New York City time, on the date set forth in Section 1(b)(i) above for each Subsequent Closing (or such later date as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to such Subsequent Closing set forth in Sections 6 and 7(b) below at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020.

(iii)           Subsequent Closing Purchase Price.  The aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer at each Subsequent Closing (each a “Subsequent Closing Purchase Price”) shall equal the product of the amount set forth opposite each such Buyer’s name in column (3) of the Schedule of Buyers multiplied by 12.5%.  Each Buyer shall pay $1,000 for each $1,000 of principal amount of Notes and related Warrants to be purchased by such Buyer at each Subsequent Closing.

(c)           Purchase and Sale of Notes and Warrants upon Election of Buyers .

(i)           Election to Purchase Additional Units. At any time, and from time to time, on or prior to the eighteen (18) month anniversary of the Initial Closing Date (the “Election Termination Date”; provided if such day is not a Business Day, then the Election Termination Date shall be the first Business Day immediately thereafter), each Buyer wishing to exercise its option to purchase additional Units shall by written notice (each an “Election Notice”) to the Company indicate (x) the maximum amount of Units it wishes to purchase from the Company at a purchase price of $1,000 per Unit, and (y) the Business Day on which it wishes for such Election Closing (as defined below), provided that the closing date for such Election Closing shall be not less than five (5) Business Days nor greater than twenty (20) Business Days after the receipt of such Election Notice by the Company (each such closing date, an “Election Closing Date”, and each of the Initial Closing Date, a Subsequent Closing Date and an Election Closing Date, a “Closing Date”).  No Election Notice may be delivered less than five (5) Business Days before the Election Termination Date.  On each Election Closing Date, the Buyer shall purchase the lesser of (x) the number of Units included in its Election Notice or (y)(i) the product of its Pro Rata Share (as defined below) multiplied by the 4,000 Units offered by the Company under this Section 1(c) less (ii) the amount of Units it shall have purchased in connection with any other Election Closing.  For the purposes of this Section 1(c), a Buyer’s “Pro Rata Share” means the quotient of the principal amount of Notes purchased by such Buyer at the Initial Closing divided by the aggregate principal amount of all Notes purchased by Buyers at the Initial Closing.

(ii)           Over-Allotment Option. To the extent that any Buyer does not elect to purchase its Pro Rata Share of Units on or prior to the Election Termination Date, then Buyers who wish to purchase more than their Pro Rata Share of Units shall deliver to the Company at least five (5) Business Days prior to the Election Termination Date an Election Notice to purchase Units on the Election Termination Date and the maximum dollar amount of Units it wishes to purchase on such date.  On or prior to the third Business Day prior to the

Election Termination Date, the Company shall determine from all the applicable Election Notices received the maximum amount of Units that all Buyers collectively wish to purchase on the Election Closing Date in excess of their Pro Rata Share of Units and the amount of Units each such Buyer may Purchase in excess of its Pro Rata Share (such amount of Units, the “Over-Allotment Amount”), and shall deliver written notice to each such Buyer specifying the total amount of Units to be purchased by each Buyer at the corresponding Election Closing on the Election Termination Date, and setting forth the Over-Allotment Amount of Units to be purchased by each such Buyer.  The Over-Allotment Amount shall be determined by (x) subtracting from 4,000 the amount of Units elected to be purchased by each Buyer pursuant to this Section 1(c) up to such Buyer’s Pro Rata Amount, and (y) multiplying that difference by the Pro Rata Share of each Buyer electing to purchase Units in excess of its Pro Rata Share of Units, except that the denominator in such calculation shall only include each Buyer electing to purchase Units in excess of its Pro Rata Share of Units, provided that the a Buyer shall not be required to purchase an amount of  Units in excess of the maximum number of Units set forth in its corresponding Election Notice (and to the extent any Units are left over after such calculation, such calculation is to be re-run only including Buyers electing to purchase in excess of their Pro Rata Share of Units for which their respective Over-Allotment Amounts in the prior calculation do not exceed the maximum numbers of Units to be purchased set forth in their corresponding Election Notices).

(iii)           Election Closings. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(c) below, the Company shall issue and sell to each Buyer delivering an applicable Election Notice, and each Buyer delivering such Election Notice severally, but not jointly, shall purchase from the Company on the applicable Election Closing Date, the number of Units to be issued to such Buyer in accordance with clauses (i) and (ii) above of this Section 1(c) (each an “Election Closing” and, each of the Initial Closing, a Subsequent Closing and an Election Closing, a “Closing”).

(iv)           Election Closings.  The date and time of each Election Closing shall be 10:00 a.m., New York City time, on the applicable Election Closing Date (or such later date as is mutually agreed to by the Company and the Buyer delivering the applicable Election Notice) after notification of satisfaction (or waiver) of the conditions to such Election Closing set forth in Sections 6 and 7(c) below at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, 18th Floor, New York, New York 10020.

(v)           Election Closing Purchase Price.  The aggregate purchase price for the Notes and the Warrants to be purchased by each Buyer delivering an Election Notice at each corresponding Election Closing (each an “Election Closing Purchase Price”, and, each of the Initial Closing Purchase Price, a Subsequent Closing Purchase Price and an Election Closing Purchase Price, a “Purchase Price”)) shall equal the product of $1,000 multiplied by the number of Units to be purchased by such Buyer at the corresponding Election Closing.

(d)           Form of Payment.  On each Closing Date, (i) each Buyer shall pay its applicable Purchase Price to the Company for the Notes and the Warrants to be issued and sold to such Buyer at such Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver to each Buyer the Notes (allocated in the principal amounts as such Buyer shall request) and the Warrants

(allocated in the amounts as such Buyer shall request), with respect to the Initial Closing, in accordance with Section 1(a) above, and with respect to each Election Closing, representing the principal amount of Notes and the amount of Warrant Shares underlying the Warrants which such Buyer is then purchasing in accordance with Section 1(c) above, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.           BUYER’S REPRESENTATIONS AND WARRANTIES.  Each Buyer, severally and not jointly, represents and warrants to the Company that:

(a)           No Sale or Distribution.  Such Buyer is acquiring the Notes, and the Warrants, and upon conversion of the Notes and exercise of the Warrants (other than pursuant to a Cashless Exercise (as defined in the Warrants)) will acquire the Conversion Shares issuable upon conversion of the Notes and the Warrant Shares issuable upon exercise of the Warrants, for its own account, not as nominee or agent, and not with a view towards resale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act, and such Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and pursuant to the applicable terms of the Transaction Documents (as defined in Section 3(b)).  Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.  Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined in Section 3(r) below) to distribute any of the Securities.

(b)           Accredited Investor Status.  Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c)           Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d)           Information.  Such Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.  Such Buyer acknowledges that it has had access to the SEC Documents (as defined in Section 3(j) below) via the SEC’s Electronic Data Gathering and Retrieval System (“EDGAR”).  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein.  Such

Buyer understands and acknowledges that (i) its investment in the Securities involves a high degree of risk, (ii) it is able to afford a complete loss of such investment in the Securities, and (iii) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)           No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)           Transfer or Resale.  Such Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  Additionally, without the written consent of the Company, none of the Conversion Shares or the Warrant Shares may be assigned, pledged, sold, transferred or otherwise conveyed by such Buyer prior to the eighteen (18) month anniversary of the Initial Closing Date other than to another Buyer who then holds Securities or to an “affiliate” of such Buyer (as defined in Rule 144 of the 1933 Act).  Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

(g)           Legends.  Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act or eligible to be sold under Rule 144 of the 1933 Act without regard to the availability of current financial information, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A.  The Company shall be obligated to retain counsel in order to cause such counsel to deliver the legal opinion referred to in clause (I)(B) of the legend set forth above and to pay any related fees and expenses of said counsel.

(h)           Validity; Enforcement.  The execution, delivery and performance by such Buyer of this Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except (i) as may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights generally, (ii) as limited by laws relating to specific performance, injunctive relief of other equitable remedies, and (iii) to the extent the indemnification provisions contained in this Agreement may be limited by applicable laws.

(i)           No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(j)           Residency.  Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(k)           Certain Trading Activities.  Other than with respect to the transactions contemplated herein, since the time that such Buyer was first contacted by the Company or any other Person regarding this investment in the Company neither the Buyer nor any “affiliate” of such Buyer (as defined in Rule 144 of the 1933 Act) which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Buyer’s investments or trading or information concerning such Buyer’s investments and (z) is subject to such Buyer’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company.  Such Buyer hereby covenants and agrees not to, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company or involving the Company’s securities during the period from the date hereof until such time as (i) the transactions contemplated by this Agreement are first publicly announced as described in Section 4(h) hereof or (ii) this Agreement is terminated in full pursuant to Section 8 hereof.  Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

(l)           Legal Investment.  Such Buyer acknowledges that the Company has not provided any advice as to whether the Securities are a suitable investment or whether the Securities constitute a legal investment for such Buyer.

(m)           Compliance with SEC Telephone Interpretation.  Such Buyer acknowledges the SEC’s position set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance, and such Buyer will adhere to such position.

(n)           General Solicitation.  Such Buyer is not purchasing the Notes and the Warrants as a result of any advertisement, article, notice or other communication regarding any of the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

(o)           Organization.  Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other applicable Transaction Documents (as defined below) and otherwise to carry out its obligations hereunder and thereunder.

(p)           Acknowledgement Regarding Insolvency.  Notwithstanding anything in this Agreement to the contrary, each Buyer understands and acknowledges that the Company and its Subsidiaries, individually and on a consolidated basis, as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Initial Closing or at any Subsequent Closing or Election Closing, may be, or may become, Insolvent (as defined below).  For purposes of this Section 2(p), “Insolvent” means, with respect to any Person (as defined in Section 3(r)), (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3(q)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to each of the Buyers that, as of the date hereof, as of the Initial Closing Date, except as set forth in any disclosure schedules hereto or as otherwise described in the SEC Documents prior to the date hereof:

(a)           Organization and Qualification.  The Company and its “Subsidiaries” (which for purposes of this Agreement means “Significant Subsidiary” as such term is defined in Rule 1-02 of Regulation S-X of the 1933 Act; which as of the date of this Agreement, is solely comprised of Aeolus Sciences, Inc., a Delaware corporation and a wholly owned subsidiary of the Company), are entities duly organized and validly existing and, to the extent legally applicable, in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and to the extent legally applicable, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below).  Notwithstanding the foregoing, the entities in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest which are not Subsidiaries, taken as whole, do not have income, revenues or assets which are material to the Company and its Subsidiaries, individually, or taken as a whole. Except for the capital stock of Aeolus Sciences,

Inc. or as set forth on Schedule 3(a), the Company does not, directly or indirectly, own any joint venture or similar entity or hold capital stock, equity or similar interests.

(b)           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into, deliver and perform its obligations under this Agreement, the Notes, the Warrants, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)) and each of the other agreements entered into by the Company in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes, and the reservation for issuance and issuance of Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Company’s board of directors, and no further filing, consent, or authorization is required by the Company, its board of directors or its stockholders.  This Agreement and the other Transaction Documents of even date herewith have been (and, to the extent the Initial Closing Date is after the date hereof, each Transaction Document to be entered into as of the Initial Closing Date will have been) duly executed and delivered by the Company as of the Initial Closing Date, and constitute (or in the case of Transaction Documents entered on the Initial Closing Date if such date is after the date hereof, will constitute as of the Initial Closing Date) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights generally, (ii) as limited by laws relating to specific performance, injunctive relief of other equitable remedies, and (iii) to the  extent the indemnification provisions contained in this Agreement may be limited by applicable laws.

(c)           Issuance of Securities.  The issuance of the Notes and the Warrants are duly authorized by the Company and upon issuance in accordance with the terms of this Agreement shall be free from all taxes, liens and charges with respect to the issue thereof.  A number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 110% of the aggregate of the maximum number of shares of Common Stock issuable (i) upon conversion of the Notes and (ii) upon exercise of the Warrants.  Upon conversion or exercise in accordance with the Notes or the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d)           No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and Warrants and reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, to the extent that such violation conflict, default or right would not reasonably be expected to have a Material Adverse Effect.

(e)           Consents and Filings.  Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents to which they are a party, in each case in accordance with the terms hereof or thereof, other than (i) the filing of Form D with the SEC and such filings as are required to be made under applicable state securities laws, (ii) application(s) to the Principal Market for the listing of the Securities for trading thereon in the time and manner required thereby, and (iii)  filings required pursuant to Section 4(h) of this Agreement.  The Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(f)           Acknowledgment Regarding Buyer’s Purchase of Securities.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.

(g)           No General Solicitation.  Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(h)           No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(i)           Application of Takeover Protections; Rights Agreement.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation (as defined in Section 3(q)) or the laws of the state of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(j)           SEC Documents; Financial Statements.  During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed during the two (2) years prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has made available to the Buyers or their respective representatives, through EDGAR, true, correct and complete copies of the SEC Documents.  As of their respective filing dates, and to the Company's knowledge, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of any officer or director of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement or in any disclosure schedules, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made not misleading.

(k)           Absence of Certain Changes.  Since September 30, 2007, there has been no material adverse change and no material adverse development in the business, properties,

operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries.  Since September 30, 2007, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $500,000.  Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.

(l)           No Undisclosed Events, Liabilities, Developments or Circumstances.  No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(m)           Conduct of Business; Regulatory Permits.  Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the Bylaws or their organizational charter or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  During the two (2) years prior to the date hereof, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(n)           Foreign Corrupt Practices.  Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any of their respective current or former directors, officers, agents, employees or other Persons acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(o)           Sarbanes-Oxley Act.  The Company is in material compliance with any and all requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof, and any and all rules and regulations promulgated by the SEC thereunder that are effective and applicable to the Company as of the date hereof.

(p)           Transactions With Affiliates.  Except as disclosed in the SEC Documents or as discussed on Schedule 3(p), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(q)           Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 160,000,000 shares, comprised of (x) 150,000,000 shares of Common Stock, of which as of the date hereof, 31,952,749 shares are issued and outstanding, and (y) 10,000,000 shares of preferred stock, par value $0.01 per share, of which 600,000 shares are designated Series B nonredeemable convertible preferred stock, of which 475,087 shares are issued and outstanding, and no other shares of the Company’s preferred stock are issued or outstanding.  All outstanding shares of the Company’s capital stock have been, or upon issuance will be, validly issued and are, or upon issuance will be, fully paid and nonassessable.  Except as described on Schedule 3(q), with respect to any debt or equity instruments of the Company and its Subsidiaries, (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.  The Company has made available to the Buyers, through EDGAR, true, correct and complete copies of the Company’s certificate of incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”).

(r)           Indebtedness and Other Contracts.  Other than the Notes to be issued pursuant to this Agreement and except as set forth under the agreements or other arrangements listed on Schedule 3(r), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations in excess of $100,000 under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(s)           Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors.

(t)           Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u)           Employee Relations.

(i)           Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary.  No executive officer of the Company or any of its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii)           The Company and its Subsidiaries, to their knowledge, are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(v)           Title.  Except as set forth on Schedule 3(v), the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects  or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, except (i) as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, (ii) as limited by laws relating to specific performance, injunctive relief or other equitable remedies, and (iii) to the extent any indemnification provisions contained in such leases may be limited by applicable laws.

(w)           Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as conducted on the date of this Agreement.  None of the Company’s registered, or applied for, Intellectual Property Rights have expired or terminated or have been abandoned, or are expected to expire or terminate or expected to be abandoned, within three years from the date of this Agreement.  To the knowledge of the Company, no product or service of the Company or its Subsidiaries infringes the Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or its Subsidiaries, being threatened, against the Company or its Subsidiaries regarding (i) its Intellectual Property Rights, or (ii) that the products or services of the Company or its Subsidiaries infringe the Intellectual Property Rights of others.  Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)           Environmental Laws.  The Company and its Subsidiaries, to their knowledge, (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(y)           Tax Status.  The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(z)           Internal Accounting and Disclosure Controls.  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(aa)           Ranking of Notes.  No Indebtedness of the Company is senior to the Notes in right of payment, whether with respect to the payment of principal, redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(bb)           Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(cc)           Investment Company Status.  Neither the Company nor any of its Subsidiaries is, and upon consummation of the sale of the Securities neither the Company nor any of its Subsidiaries will be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(dd)           Transfer Taxes.  On the Initial Closing Date, all stock transfer, documentary stamp taxes or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder on the Initial Closing Date will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ee)           Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ff)           Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information.  The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Buyers regarding the Company or any of its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(gg)           Acknowledgement Regarding Buyers’ Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Buyers with applicable law and the terms of this Agreement, it is understood and acknowledged by the Company (i) that none of the Buyers have been asked by the Company or its Subsidiaries to agree, nor has any Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Buyer, and counter parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted.

(hh)           Regulations T, U and X.  None of the sale of the Notes and Warrants in accordance with this Agreement, the use of the proceeds thereof and the other transactions contemplated hereby, thereby or by the other Transaction Documents, will violate or be inconsistent with the provisions of Regulation T, U or X of the Federal Reserve.

(ii)           Placement Agents.  Neither the Company nor any of its subsidiaries has engaged any placement agent or other agent in connection with the placement, offer or sale of the Notes, Warrants or the other Securities.

4.           COVENANTS.

(a)           Best Efforts.  Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)           Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company shall, on or before each applicable Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the applicable Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the applicable Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following each Closing Date.

(c)           Reporting Status.  Until the date on which the Buyers  shall have sold all the Conversion Shares and Warrant Shares and none of the Notes or Warrants is outstanding, (the “Reporting Period”), the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed with the SEC pursuant

to the 1934 Act.   As long as any Buyer owns Securities, if the Company is not required to file reports pursuant to the 1934 Act, it will prepare and furnish to the Buyers and make publicly available in accordance with Rule 144(c) such information as is required for the Buyers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144, including, without limitation, causing the transfer agent for the Common Stock to remove legends and stop transfer instructions with respect to any Conversion Shares or Warrant Shares which may be sold under Rule 144 without regard to the availability of current financial information.

(d)           Use of Proceeds.  The Company will use the proceeds from the sale of the Securities for general corporate purposes, and not for (x) the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries at any time prior to the scheduled maturity date thereof or (y) the redemption or repurchase of any of its or its Subsidiaries’ equity securities other than the repurchase of equity issued to or held by employees, officers, directors and consultants of the Company or a Subsidiary upon termination of their employment or services with the Company or a Subsidiary.

(e)           Financial Information.  The Company agrees to send the following to each Buyer (or each transferee thereof as permitted by Section 2(f)) during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports and Quarterly Reports on Form 10-K, 10-Q , any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to all stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.  As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f)           Listing.  The Company shall promptly secure the listing of all Conversion Shares and Warrant Shares underlying the Notes and Warrants (whether issued or issuable) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain, in accordance with the Notes and Warrants, such listing of all Conversion Shares and Warrant Shares from time to time issuable under the terms of the Transaction Documents.  The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market.  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g)           Fees.  Subject to Section 8 below, the parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the documented, reasonable and customary third party expenses incurred by the Buyers in connection with the negotiation, preparation and execution of the Transaction Documents, including the reasonable fees and expenses of one counsel to the Buyers, which shall be Lowenstein Sandler PC.  Such expenses shall be paid not later than, in the case of fees and expenses associated with the Initial Closing, five (5) Business Days following the Initial Closing.

(h)           Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of Note and the form of Warrant) as exhibits to such filing (such filing, including all such attachments, the “8-K Filing”).  From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing; provided, however, that the mere possession of such information by a director of the Company who is affiliated with a Buyer shall not be required to be disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer.  Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise.

(i)           Reservation of Shares.  The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Buyers that number of shares of Common Stock issuable (i) upon conversion of the Notes issued at the applicable Closing and (ii) upon exercise of the Warrants issued at the applicable Closing (without taking into account any limitations on the Conversion of the Notes or exercise of the Warrants set forth in the Notes and Warrants, respectively).

(j)           Restriction on Redemption and Cash Dividends.  So long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock, or on any shares of preferred stock of the Company (other than to (i) the extent such dividends have already been declared or are otherwise required to be declared and paid by the Company in cash or other securities in accordance with the terms thereof as of the Business Day immediately preceding the date hereof to the extent the Buyers have been given written notice of any such terms at least one Business Day prior to the date hereof, or (ii) the repurchase of equity securities of the Company or any of its Subsidiaries issued to or held by employees, officers, directors or consultants of the Company or any of its Subsidiaries upon termination of such Person’s employment or services with the Company or any of its Subsidiaries) without the prior express written consent of the holders of Notes representing not less than a majority of the aggregate principal amount of the then outstanding Notes.

(k)           Fundamental Transactions.  So long as any Buyer beneficially owns any Securities, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

(l)           Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

5.           REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)           Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person, the number of Conversion Shares issuable upon conversion of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives, upon reasonable advance written notice to the Company.

(b)           Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, American Stock Transfer and Trust Company, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares issued at the Initial Closing or upon conversion of the Notes or exercise of the Warrants in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit C attached hereto (the “Irrevocable Transfer Agent Instructions”).  The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.           CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes and the related Warrants to each Buyer at an applicable Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer participating in such Closing with prior written notice thereof:

(i)           Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)           Such Buyer and each other Buyer shall have delivered to the Company the applicable Purchase Price for the Notes and the related Warrants being purchased by such Buyer at the applicable Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)           The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to such Closing Date.

7.           CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

(a)           Conditions to the Initial Closing.  The obligation of each Buyer hereunder to purchase the Notes and the related Warrants at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof.

(i)           The Company shall have duly executed and delivered to such Buyer (a) each Note (allocated in such principal amounts as such Buyer shall request) being purchased by such Buyer at the Initial Closing pursuant to Section 1(a) of this Agreement, (b) the related Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Initial Closing pursuant to Section 1(a) of this Agreement, and (c) each of the other Transaction Documents to which the Company is a party and such other certificates or instruments required to be delivered by it pursuant to the Transaction Documents in connection with the Initial Closing.

(ii)           The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto, which instructions shall have been executed by the Company and delivered to and acknowledged in writing by the Company’s transfer agent.

(iii)           Such Buyer shall have received the opinion of Paul, Hastings, Janofsky & Walker LLP, counsel to the Company, dated as of the Initial Closing Date, in substantially the form of Exhibit D attached hereto.

(iv)           The Company shall have delivered to such Buyer copies of (a) the Certificate of Incorporation of the Company and (b) the certificate of incorporation of Aeolus Sciences, Inc., each as certified by the Secretary of State of the State of Delaware within ten (10) Business Days of the Initial Closing Date.

(v)           The Company shall have delivered to such Buyer copies of certificates of good standing for each of the Company and Aeolus Sciences, Inc., each as certified by the Secretary of State of the State of Delaware within five (5) Business Days of the Initial Closing Date.

(vi)           The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation of the Company, (iii) the certificate of incorporation of Aeolus Sciences, Inc., (iii) the Bylaws of the Company and (iv) the bylaws of Aeolus Sciences, Inc., each as in effect at the Initial Closing, which certificate shall be in form and substance acceptable to the Buyers and shall provide specimen signatures for each of the officers or directors of the Company who execute and deliver this Agreement or any other Transaction Document to be delivered at the Initial Closing by or on behalf of the Company (in each case, pursuant to the authorization of the Company’s board of directors).

(vii)           The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer, President or Vice President of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer, in form and substance acceptable to the Buyers.

(viii)                      The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Initial Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Initial Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(ix)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(x)           The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

(b)           Conditions to each Subsequent Closing.  The obligation of each Buyer hereunder to purchase Notes and the related Warrants at each Subsequent Closing is subject to the satisfaction, at or before the applicable Subsequent Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof.

(i)           The Company shall have complied with all of the conditions set forth in Section 7.1(a) on or prior to the Initial Closing Date.

(ii)           The Company shall have duly executed and delivered to such Buyer (a) each Note (allocated in such principal amounts as such Buyer shall request) being purchased by such Buyer at such Subsequent Closing pursuant to Section 1(b) of this Agreement, (b) the related Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at such Subsequent Closing pursuant to Section 1(b) of this Agreement, and (c) each of the other Transaction Documents to which the Company is a party and such other certificates or instruments required to be delivered by it pursuant to the Transaction Documents in connection with such Subsequent Closing.

(iii)           Each Transaction Document to be entered into as of the applicable Subsequent Closing Date has been duly executed and delivered by the Company and constitutes, as of such Subsequent Closing Date, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights generally, (ii) as limited by laws relating to specific performance, injunctive relief of other equitable remedies, and (iii) to the  extent the indemnification provisions contained in this Agreement may be limited by applicable laws.

(iv)           The Company shall have delivered to such Buyer copies of certificates of good standing for each of the Company and Aeolus Sciences, Inc., each as certified by the Secretary of State of the State of Delaware within five (5) Business Days of such Subsequent Closing Date.

(v)           On the applicable Subsequent Closing Date, all stock transfer, documentary stamp taxes or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder on such Subsequent Closing Date will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(vi)           The Company shall have timely filed (or obtained extensions in respect thereof and filed within the applicable grace period) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the 1934 Act from the date of this Agreement through the applicable Subsequent Closing Date.

(vii)           The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of such Subsequent Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date, and with respect to all other representations and warranties, after giving effect to any updated disclosure schedules delivered by the Company to the Buyer on such Subsequent Closing Date or as otherwise described in any reports, schedules, forms, statements and other documents filed by the Company with the SEC pursuant to the reporting requirements of the 1934 Act from the period commencing on the Initial Closing Date and ending on such Subsequent Closing Date, including the exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein; provided that such representations and warranties as so qualified by such updated disclosure schedules or other disclosures are reasonably acceptable to such Buyer in its sole discretion) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Subsequent Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer, President or Vice President of the Company, dated as of such Subsequent Closing Date, to the foregoing effect, and that no default or Event of Default (as defined in the Notes) has occurred, the conditions set forth in this Section 7(b) have been satisfied, and as to such other matters as may be reasonably requested by such Buyer, in form and substance acceptable to such Buyer.

(viii)                      The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request; provided that neither Xmark Opportunity Partners, LLC nor any “affiliate” of Xmark Opportunity Partners, LLC (as defined in Rule 144 of the 1933 Act) shall have the right under this Section 7(b)(viii) to request that the Company deliver an opinion of counsel in connection with any Subsequent Closing.

(c)           Conditions to each Election Closing.  The obligation of each Buyer delivering an Election Notice hereunder with respect to a corresponding Election Closing to purchase Notes and the related Warrants at such Election Closing is subject to the satisfaction, at or before the applicable Election Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof.

(i)           The Company shall have complied with all of the conditions set forth in Section 7.1(a) on or prior to the Initial Closing Date.

(ii)           The Company shall have delivered to such Buyer copies of certificates of good standing for each of the Company and Aeolus Sciences, Inc., each as certified by the Secretary of State of the State of Delaware within five (5) Business Days of such Election Closing Date.

(iii)           Each Transaction Document to be entered into as of the applicable Election Closing Date has been duly executed and delivered by the Company and constitutes, as of such Election Closing Date, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights generally, (ii) as limited by laws relating to specific performance, injunctive relief of other equitable remedies, and (iii) to the  extent the indemnification provisions contained in this Agreement may be limited by applicable laws.

(iv)           On the applicable Election Closing Date, all stock transfer, documentary stamp taxes or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder on such Election Closing Date will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(v)           The Company shall have timely filed (or obtained extensions in respect thereof and filed within the applicable grace period) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the 1934 Act from the date of this Agreement through the applicable Election Closing Date.

(vi)           The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of such Election Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date, and with respect to all other representations and warranties, after giving effect to any updated disclosure schedules delivered by the Company to the Buyer on such Election Closing Date or as otherwise described in any reports, schedules, forms, statements and other documents filed by the Company with the SEC pursuant to the reporting requirements of the 1934 Act from the period commencing on the Initial Closing Date and ending on such Election Closing Date, including the exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein; provided that such representations and warranties as so qualified by such updated disclosure schedules or other disclosures are reasonably acceptable to such Buyer in its sole discretion) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Election Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer, President or Vice President of the Company, dated as of such Election Closing Date, to the foregoing effect, and that no default or Event of Default (as defined in the Notes) has occurred, the conditions set forth in this Section 7(c) have been satisfied, and as to such other matters as may be reasonably requested by such Buyer, in form and substance acceptable to such Buyer.

(vii)           The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.           TERMINATION.  In the event that the Initial Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7(a) above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated in its entirety pursuant to this Section 8 solely as a result of the Company’s failure to satisfy the conditions in Section 7(a) above, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

9.           MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, the borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE

ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least two-thirds of the aggregate number of all Conversion Shares and Warrant Shares issued and issuable under the Notes and the Warrants, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities as applicable.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or any of its Subsidiaries or otherwise.

(f)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Aeolus Pharmaceuticals, Inc.
23811 Inverness Place

Laguna Niguel, California  92677

Telephone:                                (949) 481-9825

Facsimile:                                (949) 481-9829

Attention:                                John L. McManus, President

with a copy to:

Paul, Hastings, Janofsky & Walker LLP
3579 Valley Centre Drive
San Diego, California  92130
Telephone:                                XXXXX
Facsimile:                                XXXXX
Attention:                                Leigh P. Ryan

If to the Transfer Agent:

American Stock Transfer and Trust Company
6201 15th Avenue
Brooklyn, New York 11219
Telephone:                                (718) 921-8247
Facsimile:                                (718) 921-8323
Attention:                                Wilbert Myles

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Xmark Opportunity Partners, LLC

90 Grove Street, Suite 201

Ridgefield, Connecticut  06877

Telephone:                                XXXXX

Facsimile:                                XXXXX

Attention:                                Mitchell D. Kaye

and

Lowenstein Sandler PC

1251 Avenue of the Americas, 18th Floor
New  York, New York  10020
Telephone:                                XXXXX
Facsimile:                                XXXXX
Attention:                                Steven E. Siesser

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least two-thirds of the aggregate number of Conversion Shares and Warrant Shares issued and issuable under the Notes and the Warrants, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants).  Except as set forth in Section 2(f) above with respect to the Conversion Shares and the Warrant Shares, a Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights and shall agree to enter into a joinder to this Agreement and become subject to the terms and conditions of this Agreement applicable to a Buyer with respect to such rights assigned to it.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)           Survival.  Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Initial Closing and each other Closing.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           Indemnification.

(i)           In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby.  The amount paid or payable by an Indemnitee as a result any Indemnified Liability (or action in respect thereof) shall be deemed to include, for purposes of this Section 9(k), any legal or other expenses reasonably and actually incurred by such Indemnitee in connection with investigating or defending or preparing to defend any such action or claim.

(ii)           Promptly after receipt by an Indemnitee under this Section 9(k) of notice of any claim or the commencement of any action, such Indemnitee shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9(k), notify the Company in writing of the claim or the commencement of that action; provided, however, that the failure to notify the Company shall not relieve the Company from any liability which it may have under this Section 9(k) except to the extent the Company, in its capacity as the indemnifying party, has been prejudiced by such failure.  If any such claim or action shall be brought against an Indemnitee, and it shall notify the Company thereof, the Company shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof with counsel satisfactory to such Indemnitee.  After notice from the Company to the applicable Indemnitee of its election to assume the defense of such claim or action, the Company shall not be liable to such Indemnitee under this Section 9(k) for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than reasonable costs of investigation.  The Company, in its capacity as indemnifying party, shall not:

(x)           without the prior written consent of each applicable Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnitees are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each such Indemnitee from all liability arising out of such claim, action, suit or proceeding, or

(y)           be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the Company, in its capacity as the indemnifying party, agrees to indemnify and hold harmless each applicable Indemnitee from and against any loss or liability by reason of such settlement or judgment.

(iii)           If the indemnification provided for in this Section 9(k) shall for any reason be unavailable or insufficient to hold harmless an Indemnitee in respect of any Indemnified Liability (or action in respect thereof), the Company, in its capacity as the indemnifying party, shall, in lieu of indemnifying such Indemnitee, contribute to the amount paid or payable by such Indemnitee as a result of such Indemnified Liability (or action in respect thereof), in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and each applicable Indemnitee on the other.

(l)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)           Remedies.  Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers.  The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o)           Payment Set Aside.  To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p)           Independent Nature of Buyers’ Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges and each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow.]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

AEOLUS PHARMACEUTICALS, INC.

By:	/s/ Michael P. McManus

Name:	Michael P. McManus

Title:	Chief Financial Officer

Signature Page to Securities Purchase Agreement

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

XMARK OPPORTUNITY FUND, L.P.
By:	XMARK OPPORTUNITY GP, LLC, its General Partner
By:	XMARK OPPORTUNITY PARTNERS, LLC, its Sole Member
By:	XMARK CAPITAL PARTNERS, LLC, its Managing Member

By:	/s/ Mitchell D. Kaye

Name:	Mitchell D. Kaye

Title:	Co-Managing Member

XMARK OPPORTUNITY FUND, LTD.
By:	XMARK OPPORTUNITY MANAGER, LLC, its Investment Manager
By:	XMARK OPPORTUNITY PARTNERS, LLC, its Sole Member
By:	XMARK CAPITAL PARTNERS, LLC, its Managing Member

By:	/s/ Mitchell D. Kaye

Name:	Mitchell D. Kaye

Title:	Co-Managing Member

XMARK JV INVESTMENT PARTNERS, LLC
By:	XMARK OPPORTUNITY PARTNERS, LLC, its Investment Manager
By:	XMARK CAPITAL PARTNERS, LLC, its Managing Member

By:	/s/ Mitchell D. Kaye

Name:	Mitchell D. Kaye

Title:	Co-Managing Member

Signature Page to Securities Purchase Agreement

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)
Purchaser	Address and Facsimile Number (Jurisdiction)	Aggregate Principal Amount of Notes/ Purchase Price	Number of Warrant Shares	Legal Representative’s Address and Facsimile Number (if different than in column (2))
Xmark Opportunity Fund, L.P.	c/o Xmark Opportunity Partners, LLC 90 Grove Street Suite 201 Ridgefield, CT 06877 Telephone: XXXXX Facsimile: XXXXX Attention: Mitchell D. Kaye (Delaware)	$150,000	300,000
Xmark Opportunity Fund, Ltd.	c/o Xmark Opportunity Partners, LLC 90 Grove Street Suite 201 Ridgefield, CT 06877 Telephone: XXXXX Facsimile: XXXXX Attention: Mitchell D. Kaye (Cayman Islands)	$350,000	700,000
Xmark JV Investment Partners, LLC	c/o Xmark Opportunity Partners, LLC 90 Grove Street Suite 201 Ridgefield, CT 06877 Telephone: XXXXX Facsimile: XXXXX Attention: Mitchell D. Kaye (Delaware)	$500,000	1,000,000
Total		$1,000,000	2,000,000
(1)	(2)	(3)	(4)	(5)

EXHIBITS

Exhibit A                      Form of Note
Exhibit B                      Form of Warrant
Exhibit C                      Form of Irrevocable Transfer Agent Instructions
Exhibit D                      Form of Opinion of Company’s Counsel

SCHEDULES

Schedule 3(a)                                Organization and Qualification
Schedule 3(b)                                Authorization; Enforcement; Validity
Schedule 3(d)                                No Conflicts
Schedule 3(e)                                Consents and Filings
Schedule 3(k)                                Absence of Certain Changes
Schedule 3(p)                                Transactions with Affiliates
Schedule 3(q)                                Equity Capitalization
Schedule 3(r)                                Indebtedness and Other Contracts
Schedule 3(s)                                Absence of Litigation
Schedule 3(v)                                Title
Schedule 3(w)                                Intellectual Property Rights
Schedule 3(aa)                                Ranking of Notes
Schedule 3(ff)                                Disclosure
Schedule 3(ii)                                Placement Agents

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), is being entered into and effective as of August 4, 2008, by and among AEOLUS PHARMACEUTICALS, INC., a Delaware corporation with its headquarters located at 23811 Inverness Place, Laguna Niguel, California  92677, as issuer (the “Company”), and XMARK OPPORTUNITY FUND, L.P., XMARK OPPORTUNITY FUND, LTD. and XMARK JV INVESTMENT PARTNERS, LLC, as Buyers (as defined in the Agreement (as defined below)) and holders of the 7% Senior Convertible Notes due 2011 of the Company and warrants to purchase common stock of the Company issued on the Initial Closing Date (as defined in the Agreement) (collectively, the “Investors”).

WHEREAS, the parties to this Amendment entered into that certain Securities Purchase Agreement, dated as of August 1, 2008 (the “Agreement”); and

WHEREAS, the Company and the Investors wish to amend the Agreement in order to change the Interest Dates (as defined in the Form of Note attached as Exhibit A to the Agreement) and Record Dates (as defined in the Form of Note attached as Exhibit A to the Agreement) for the Notes (as defined in the Agreement) to be issued at each Subsequent Closing (as defined in the Agreement) and each Election Closing (as defined in the Agreement).

NOW, THEREFORE, the Company and each Investor agree that the Agreement is hereby amended as follows:

1. DEFINED TERMS.  Capitalized terms used in this Amendment but not defined herein shall have the meanings assigned such terms in the Agreement.

2. INTEREST AND RECORD DATES FOR NOTES ISSUED AT SUBSEQUENT AND ELECTION CLOSINGS.  The Interest Dates for each of the Notes issued in connection with a Subsequent Closing and an Election Closing shall be each January 31 and July 31, commencing on January 31, 2009, and the Record Dates for each of the Notes issued in connection with a Subsequent Closing shall be each January 15 and July 15, immediately preceding the applicable Interest Date.  Exhibit A to this Amendment shall replace Exhibit A to the Agreement with respect to Notes to be issued at each Subsequent Closing and at each Election Closing.

3. INVESTOR’S REPRESENTATIONS AND WARRANTIES.  Each Investor, severally and not jointly, represents and warrants to the Company that:

(a) Holder of Notes and Warrants Issued at Initial Closing.  Such Investor is the holder of all of the Notes and Warrants issued to it at the Initial Closing, none of which Notes or Warrants have been converted or exercised, respectively, as of the date hereof, and none of such Investor’s (i) right, title or interest in such Notes and Warrants or the Conversion Shares and Warrant Shares, as the case may be, underlying such Notes and Warrants, or (ii) rights under the Agreement, have been transferred or assigned to any other Person as of the date hereof.

(b) Validity; Enforcement.  The execution, delivery and performance by such Investors of this Amendment have been duly and validly authorized, executed and delivered on behalf of such Investor and shall constitute the legal, valid and binding obligations of such Investor enforceable against such Investor in accordance with their respective terms, except (i) as may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights generally, (ii) as limited by laws relating to specific performance, injunctive relief of other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Agreement, as amended by this Amendment, may be limited by applicable laws.

(c) No Conflicts.  The execution, delivery and performance by such Investor of this Amendment and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to each of the Investors that:

(a) Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into, deliver and perform its obligations under this Amendment.  The execution and delivery of this Amendment and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by the Company’s board of directors, and no further filing, consent, or authorization is required by the Company, its board of directors or its stockholders.  This Amendment has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights generally, (ii) as limited by laws relating to specific performance, injunctive relief of other equitable remedies, and (iii) to the  extent the indemnification provisions contained in the Agreement, as amended by this Amendment, may be limited by applicable laws.

(b) No Conflicts.  The execution, delivery and performance of this Amendment and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, to the extent that such violation conflict, default or right would not reasonably be expected to have a Material Adverse Effect.

5. MISCELLANEOUS.

(a) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(b) Counterparts.  This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings.  The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.

(d) Severability.  If any provision of this Amendment shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Amendment in that jurisdiction or the validity or enforceability of any provision of this Amendment in any other jurisdiction.

(e) Amendments.  This Amendment may only be amended in accordance with the terms and conditions of Section 9(e) of the Agreement.

(f) Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants.

(g) No Third Party Beneficiaries.  This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[Signature Pages Follow.]

IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Amendment No. 1 to Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

AEOLUS PHARMACEUTICALS, INC.

By:	/s/ Michael P. McManus

Name:	Michael P. McManus

Title:	Chief Financial Officer

IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Amendment No. 1 to Securities Purchase Agreement to be duly executed as of the date first written above.

INVESTORS:

XMARK OPPORTUNITY FUND, L.P.
By:	XMARK OPPORTUNITY GP, LLC, its General Partner
By:	XMARK OPPORTUNITY PARTNERS, LLC, its Sole Member
By:	XMARK CAPITAL PARTNERS, LLC, its Managing Member

By:	/s/ Mitchell D. Kaye

Name:	Mitchell D. Kaye

Title:	Co-Managing Member

XMARK OPPORTUNITY FUND, LTD.
By:	XMARK OPPORTUNITY MANAGER, LLC, its Investment Manager
By:	XMARK OPPORTUNITY PARTNERS, LLC, its Sole Member
By:	XMARK CAPITAL PARTNERS, LLC, its Managing Member

By:	/s/ Mitchell D. Kaye

Name:	Mitchell D. Kaye

Title:	Co-Managing Member

XMARK JV INVESTMENT PARTNERS, LLC
By:	XMARK OPPORTUNITY PARTNERS, LLC, its Investment Manager
By:	XMARK CAPITAL PARTNERS, LLC, its Managing Member

By:	/s/ Mitchell D. Kaye

Name:	Mitchell D. Kaye

Title:	Co-Managing Member